Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Bank of the Ozarks, Inc. on Form S-4 of our reports dated March 3, 2014, relating to Intervest Bancshares Corporation and Subsidiary’s consolidated financial statements and its internal control over financial reporting, included in the Annual Report on Form 10-K of Intervest Bancshares Corporation for the year ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Hacker, Johnson & Smith, P.A., P.C.

Tampa, Florida

September 29, 2014